UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

May 21, 2013
(Date of earliest event reported)

ALASKA AIR GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8957	91-1292054
(Commission File Number)	(IRS Employer Identification No.)

19300 International Boulevard, Seattle, Washington	98188
(Address of Principal Executive Offices)	(Zip Code)

(206) 392-5040
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07.  Submission of Matters to a Vote of Security Holders

(a)	The Company's Annual Meeting of Stockholders was held on May 21, 2013.

(b)	At the Annual Meeting, all 11 directors were elected for one-year terms expiring on the date of the Annual Meeting in 2014. The results of the voting in the election of directors were as follows:

Proposal 1.	Election of nominees for the Board of Directors:

Board Nominees	For	Against	Abstain	Broker Non Votes
William S. Ayer	56,547,137	590,232	305,266	4,286,043
Patricia M. Bedient	56,976,607	157,391	308,637	4,286,043
Marion C. Blakey	57,071,926	62,652	308,057	4,286,043
Phyllis J. Campbell	56,615,469	520,803	306,363	4,286,043
Jessie J. Knight, Jr.	56,689,083	446,232	307,320	4,286,043
R. Marc Langland	56,502,178	633,077	307,380	4,286,043
Dennis F. Madsen	57,061,543	71,465	309,627	4,286,043
Byron I. Mallott	56,606,647	529,354	306,634	4,286,043
J. Kenneth Thompson	56,216,628	918,813	307,194	4,286,043
Bradley D. Tilden	56,701,073	435,381	306,181	4,286,043
Eric K. Yeaman	56,784,373	348,251	310,011	4,286,043

The results of voting on Proposals 2 through 4 were as follows:

Proposal 2.	A board proposal seeking ratification of the appointment of KPMG LLP as the Company's independent accountants for fiscal year 2013:

Number of Votes
For	60,845,561
Against	548,601
Abstain	334,516
Broker Non-votes	0

Proposal 3.	A board proposal seeking an advisory vote to approve the compensation of the Company's Named Executive Officers:

Number of Votes
For	56,707,008
Against	371,918
Abstain	363,709
Broker Non-votes	4,286,043

Proposal 4.	A stockholder proposal regarding limiting acceleration of executive equity awards in connection with a change of control.

Number of Votes
For	23,412,085
Against	33,668,231
Abstain	362,319
Broker Non-votes	4,286,043

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALASKA AIR GROUP, INC.
Registrant

Date: May 23, 2013

/s/ Keith Loveless
Keith Loveless
Vice President/Legal & Corporate Affairs, General Counsel and Corporate Secretary